                                AMENDMENT NUMBER 1
                                        TO
                                ROSS SYSTEMS, INC.
                        CONVERTIBLE SUBORDINATED DEBENTURE



     This Amendment Number 1 to the Ross Systems, Inc. Convertible Subordinated Debenture Due February 6, 2003, No. CSD-9809 (the "Amendment") is made as of October 7, 1998 between Ross Systems, Inc., a Delaware corporation (the "Company"), and The Tail Wind Fund, Ltd. (the "Holder").

     WHEREAS, the Company and the Holder entered into a Convertible Securities Subscription Agreement dated as of February 6, 1998 pursuant to which the Holder made a loan to the Company of $1,333,333.34 and the Company issued to the Holder a convertible subordinated debenture (the "Original Debenture") dated June 11, 1998; and

     WHEREAS, the Company has agreed not to exercise its right to redeem the Original Debenture pursuant to Section 5A thereof and has granted to Holder a right of first refusal to participate in convertible subordinated debt financings until October 7, 1999 in exchange for Holder's agreement to amend certain conversion terms in the Original Debenture; and

     WHEREAS, the Company and the Holder have executed a Right of First Refusal agreement of even date herewith; and

     WHEREAS, the Company and the Holder wish to amend the Original Debenture such that it is not convertible at the option of the Holder until after October 7, 1999, and that for certain other purposes it sets a minimum conversion price of $4.00 per share of the Company's Common Stock until October 7, 1999, after which the Original Debenture's original conversion terms will be reinstated;

     NOW THEREFORE in consideration of the premises set forth above and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Holder agree as follows:

1. The definition of "Conversion Date Market Price," defined in Section 4 of the Original Debenture, is amended to read:

     "CONVERSION DATE MARKET PRICE" shall mean, unless otherwise specified herein, an amount that is equal to the lesser of (a) the Maximum Conversion Price or (b) 101% of the average of the two lowest closing bid prices of the Common Stock as reported by the Bloomberg Service for the thirty (30) trading days immediately preceding the Holder Conversion Date, subject to adjustment from time to time as set forth in Paragraph 8 hereof and/or in the Subscription Agreement and/or Rights Agreement (as defined in the Subscription Agreement); PROVIDED

     HOWEVER, that if the Holder Conversion Date is on or before October 7, 1999, in no event shall the Conversion Date Market Price be less than $4.00.

2. Section 6(a) of the Original Debenture is amended in its entirety to read:

     HOLDER'S RIGHT TO CONVERT. This Debenture shall be convertible at any time after October 7, 1999 (unless previously redeemed), in whole or in part, at the option of the Holder hereof, into fully paid, validly issued and nonassessable shares of Common Stock. If this Debenture is converted in part, the remaining portion of this Debenture not so converted shall remain entitled to the conversion and other rights provided herein.

3. ORIGINAL DEBENTURE. Except as set forth above, the remainder of the Original Debenture, including Exhibits 1 and 2 thereto, shall remain in full force and effect as originally issued. After October 7, 1999, all original terms of the Original Debenture shall be reinstated and fully effective.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date set forth above.




ROSS SYSTEMS, INC.                        THE TAIL WIND FUND, LTD.

By: /s/ Robert B. Webster                 By:  [signature not legible]
   -----------------------------------       -----------------------------------
   (Signature)                               (Signature)

Name:                                     Name: BRIGHTON HOLDINGS LIMITED AS
      Robert B. Webster                         SOLE DIRECTOR
     ---------------------------------         ---------------------------------
     (Print name of signer)                    (Print name of signer)

Title:                                    Title:
      --------------------------------          --------------------------------